                                                                  Exhibit 10.349

                                                 Allstate Life Insurance Company
                                                                 Loan No. 122520

                            LIMITED PAYMENT GUARANTY

          THIS LIMITED PAYMENT GUARANTY (the "Guaranty") is made as of August 19, 2004, by INLAND WESTERN SOUTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership ("Borrower") and INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("Guarantor"), a Maryland corporation, to and for the benefit of ALLSTATE LIFE INSURANCE COMPANY, an Illinois corporation ("Lender").

                                    RECITALS

          A. Borrower is the present ground lessee of the real and personal property commonly known as Gateway Plaza Shopping Center, State Highway 114 & Southlake Boulevard, Southlake, Texas, and legally described in EXHIBIT A attached hereto (the "Property").

          B. Guarantor is the sole member of Inland Western Southlake GP, L.L.C., the general partner of Borrower.

          C. Pursuant to Lender's commitment letter dated August 13, 2004, as amended, Lender made a loan to Borrower in the aggregate original principal amount of $18,163,000 (the "Loan") evidenced by that certain Deed of Trust Note (the "Note") of even date herewith in the amount of the Loan, and secured by a Leasehold Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (the "Deed of Trust") on the Property.

          D. The Guarantor will benefit from the disbursement of the Loan evidenced by the Note and secured by the Deed of Trust and the Related Agreements (as defined in the Deed of Trust). The Note, Deed of Trust, Related Agreements and other documents, instruments, certificates and agreements executed or delivered by or on behalf of Borrower in connection with the Loan are collectively referred to as the "Loan Documents."

          E. The assumption by Guarantor of the obligations under this Guaranty will result in an indirect financial benefit to Guarantor and in a direct financial benefit to the Borrower, thereby enhancing each Guarantor's financial interest in Borrower and in the Property.

          F. As a material inducement to making and as a condition precedent to funding the Loan, Lender requires the execution of this Guaranty.

                                   AGREEMENTS

          NOW THEREFORE, for and in consideration of the above Recitals, which are incorporated herein by reference, the mutual covenants contained herein and in the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agree as follows:

          1. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender:

          (a) subject to Section 12 hereof, the payment of all sums due Lender under the Loan Documents, including the payment of the principal balance of the Loan, together with all interest accrued thereon; and

          (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof).

          All amounts due, debts, liabilities, and payment obligations of Guarantor described in this Paragraph 1 are referred to herein as the "Indebtedness."

          2.     (a)     Guarantor agrees, on written demand therefore by Lender
or the holder of the Note, as applicable, to pay all Indebtedness as is then or thereafter becomes due and owing under the terms of this Guaranty, regardless of any defense, right of setoff or claims which Borrower or Guarantor may have against Lender or the holder of the Note.

          (b) If Guarantor fails to perform its obligations hereunder after demand by Lender in accordance with Paragraph 2(a) hereof, Lender shall have an immediate right to collect from Guarantor, as damages or otherwise, an amount equal to such unpaid Indebtedness, and Lender may exercise all remedies available under the laws of the State of Texas for action on a matured contractual indebtedness.

          3. Guarantor hereby waives as to Lender (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of setoff or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or the holder of the Note, as applicable, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Property, the Loan, or the transactions contemplated by the Loan, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Indebtedness. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.

          4. Guarantor further agrees that its liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the

Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Deed of Trust or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Deed of Trust or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Indebtedness until all Indebtedness has been paid in full and the other terms, covenants and conditions of this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Deed of Trust or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, Deed of Trust and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender's rights hereunder or any of Guarantor's obligations hereunder.

          5. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Deed of Trust or any of the other Loan Documents through foreclosure proceedings under the Deed of Trust or otherwise, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law or in equity or under the Note, Deed of Trust or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Deed of Trust or other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower or Guarantor. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Deed of Trust or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the Borrower or Guarantor, or Lender is required to reconvey title to the Property upon the insolvency, bankruptcy or reorganization of the Borrower or Guarantor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment or the reconveyance.

          6. In the event Lender or the holder of the Note shall assign the Note to any bank or other entity to secure a loan from such bank or other entity to Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrower to Lender under the Note with interest not in excess of the rate of interest which is payable by Borrower to Lender under the Note, Guarantor will accord full recognition thereto and agrees that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantor by such bank or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment; provided, however, that unless Lender shall otherwise consent in writing, the Lender shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender's benefit as to such portions of the Indebtedness or interest therein not assigned or transferred.

          7. If: (i) this Guaranty or any of the other Loan Documents is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty or any of the other Loan Documents; (iii) an attorney is retained to protect or enforce this Guaranty or any of the other Loan Documents or to provide advice or other representation with respect hereto or to any of the other Loan Documents; or
(iv) an attorney is retained to represent Lender in any other proceedings whatsoever in connection with the enforcement or protection of this Guaranty or any of the other Loan Documents, then Guarantor shall pay to Lender upon demand all reasonable attorneys' fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses, incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder or under any of the other Loan Documents.

          8. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

          9. Any indebtedness of Borrower to Guarantor now or hereafter existing (the "Subordinated Debt") is hereby subordinated to the Indebtedness. Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by Guarantor under the terms of this Guaranty until such time as the Loan has been paid in full, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the Federal Bankruptcy Code or any other law.

          10. Any amounts received by Lender from any source on account of any Indebtedness may be applied by Lender toward the payment of such Indebtedness, and in such order of application, as Lender may from time to time elect, or as otherwise provided in the Loan Documents.

          11. Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. In the event such litigation is commenced at any time when Guarantor is not permanently domiciled in the State of Illinois, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained, by service of a copy of the summons, complaint, and other pleadings required to commence such litigation upon an appointed Agent for Service of Process in the State of Illinois, which Agent each Guarantor hereby designates to be:

                 The Inland Real Estate Group, Inc.
                 2901 Butterfield Road
                 Oakbrook, Illinois 60523
                 Attention:     General Counsel

          11. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and shall be (a) hand-delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) served by certified mail, to the appropriate address set forth below, or at such other place as a party may from time to time designate in writing by ten (10) days prior written notice thereof. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address stated below or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Any notice required to be given by Lender shall be equally effective if given by Lender's agent, if any. Notices to the parties shall be addressed as follows:

          If to Guarantor:

          Inland Western Retail Real Estate Trust, Inc.
          2901 Butterfield Road
          Oakbrook, Illinois 60523
          Attention:     Roberta Matlin

          with a copy to:

          The Inland Real Estate Group, Inc.
          2901 Butterfield Road
          Oakbrook, Illinois 60523
          Attention:     General Counsel

          In the case of Lender, to:

          Allstate Life Insurance Company
          Allstate Plaza South, Suite G5C
          3075 Sanders Road
          Northbrook, Illinois 60062
          Attention:     Commercial Mortgage Division
                         Servicing Manager

          with a copy to:

          Allstate Life Insurance Company
          Allstate Plaza South, Suite G5A
          3075 Sanders Road
          Northbrook, Illinois 60062
          Attention:     Investment Law Division

          12.    Guarantor's liability hereunder shall:

          (a) be limited to an amount equal to (i) $8,177 per month from the date hereof, which monthly sum and liability to Lender shall accrue and accumulate commencing September 1, 2004 to and including the date this Guaranty terminates (prorated for partial months), plus (ii) all costs, liabilities and expenses associated with the ownership, operation, maintenance, repair and management of the Bassett Space (as defined herein), such as, without limitation, real estate and personal property taxes, common area maintenance expenses, and insurance, plus (iii) Enforcement Costs; and

          (b) shall commence only upon an Event of Default by Borrower under the Loan Documents unless one of the events set forth in 12(c) below has occurred prior to such date; and

          (c)    terminate upon the first to occur of the following:

          (i) the date Borrower delivers an estoppel certificate from Bassett (as defined herein) acceptable to Lender confirming that Bassett has accepted the Bassett Space and commenced payment of rent, or

          (ii) if Bassett for any reason does not accept the Bassett Space, the date Borrower delivers an estoppel certificate(s) from alternative tenant(s) acceptable to Lender confirming that such tenant(s) have accepted the Bassett Space, opened for business from the Bassett Space and commenced the payment of rent under terms at least as favorable to the landlord as those presently set forth in the Bassett Lease (as defined herein); or

          (iii) the payment in full to Lender of all amounts due under or in connection with the Loan and the Loan Documents.

          As used herein, the following terms have the following meanings:

          "Bassett" means BDP, L.L.C., a ___________________________ limited liability company, doing business as Bassett Furniture.

          "Bassett Lease" means that certain Lease dated April 26, 2004, between Lincoln Southlake, LTD., as lessor, and Bassett, as tenant.

          "Bassett Space" means the space demised under the Bassett Lease.

          13. In order to induce Lender to make the Loan, each makes the representations and warranties to Lender set forth in this Paragraph 13. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lender would not have agreed to make the Loan.

          Guarantor represents and warrants to Lender that:

          (a) Guarantor has all requisite corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty has been properly authorized, executed and delivered by or on behalf of Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms.

          (b) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction, or decree now in effect of any government, governmental instrumentality or court having jurisdiction over Guarantor, or
(ii) any contractual restriction binding on or affecting Guarantor or its property or assets.

          (c) Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may materially adversely affect Guarantor's ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor which has been undischarged for a period of ten or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements to which Guarantor is a party.

          (d) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present, in all material respects, the financial condition of Guarantor as of the respective dates thereof, and, since the respective dates thereof, there has been no material adverse change in the financial condition of Guarantor.

          (e) Guarantor has disclosed all events, conditions, and facts known to Guarantor which could have any material adverse effect on the financial condition of Guarantor. No representation or warranty by Guarantor contained herein, nor any schedule, certificate, or other document furnished by Guarantor to Lender in connection with this Guaranty or the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f) There are no facts or circumstances of any kind or nature whatsoever of which Guarantor is aware which could in any way materially impair or prevent Guarantor from performing its obligations under this Guaranty in any material respect.

          (g) Guarantor is to the best of its knowledge not insolvent (as such term is defined in Section 101(29) of the Bankruptcy Code) and will not be rendered insolvent (as so defined) by executing this Guaranty or by the consummation of the transactions described herein.

          (h) All statements set forth in the Recitals are true and correct in all material respects.

          Guarantor hereby agrees to indemnify, defend, protect and hold forever free and harmless Lender of, from and against all loss, cost, damage, and expense, including reasonable attorneys' fees and expenses, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are deemed remade.

          14. Guarantor's liability hereunder shall not be subject to, limited by or affected in any way by any "non-recourse" provisions contained in the Note, the Deed of Trust or any other documents executed and delivered in connection with the Loan, including without limitation Paragraph 17 of the Note and Section 3.14 of the Deed of Trust. Guarantor agrees that the obligations contained herein are separate, independent of and in addition to Borrower's undertakings under the Note. Guarantor agrees that a separate action may be brought to enforce the provisions of this Guaranty which shall in no way be deemed to be an action on the Note, whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure or sale under the Deed of Trust.

          15. This Guaranty shall be binding upon the successors and assigns of Guarantor.

          16. Guarantor shall, within three days after receipt thereof, deliver to Lender copies of any notices of default served on it pursuant to the terms of any other agreement to which it is a party, the breach of which may have a material affect on its ability to perform its obligation hereunder.

          17. Guarantor's obligations hereunder shall be joint and several with any other guarantor or surety obligated to Lender in respect of the Loan.

          18. This Guaranty shall be construed governed by, interpreted and enforced under the internal laws of the State of Texas without regard to Texas choice of law principles.

          IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.

                              INLAND WESTERN SOUTHLAKE LIMITED
                              PARTNERSHIP, an Illinois limited partnership

                              By:   INLAND WESTERN SOUTHLAKE GP, L.L.C.
                                    a Delaware limited liability company
                                    Its general partner

                                    By:   INLAND WESTERN RETAIL REAL ESTATE
                                          TRUST, INC., a Maryland corporation,
                                          Its sole member

                                          By: /s/ Dapal
                                              -----------------------------
                                          Its: Asst Secretary
                                              -----------------------------

                                    INLAND WESTERN RETAIL REAL ESTATE
                                    TRUST, INC., a Maryland corporation

                                    By: /s/ Dapal
                                        -----------------------------
                                    Its: Asst Secretary
                                        -----------------------------

                                    EXHIBIT A

                             (Property Description)

Being a LEASEHOLD ESTATE as created by lease dated 06/30/1998, between Wyndham Properties, Ltd., as landlord, and Lincoln Southlake, Ltd., as tenant, as amended and as evidenced by memorandum filed 07/12/1999, recorded in Volume 13906, Page 496, Deed Records of Tarrant County, Texas, and first amendment filed 10/26/1999, recorded in Volume 14068, Page 502, Deed Records, Tarrant County, Texas, in and to the property more particularly described as follows:

TRACT A:

Being a tract or parcel of land in the Thomas Easter Survey, Abstract No. 458 and the Thomas Easter Survey, Abstract No. 474 situated in the City of Southlake, Tarrant County, Texas, and being all of Lots 1 through 4, Block 1 of Gateway Plaza Addition, an addition to the City of Southlake as recorded in Cabinet A, Slide 5365 and Cabinet A, Slide 5366, Map Records, Tarrant County, Texas and being more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the intersection of the north line of East Southlake Boulevard (formerly Grapevine-Keller Road a variable width R.O.W.) with the west line of Gateway Drive (a 70' right-of-way) said rod being the southeast corner of said Lot 3;

THENCE South 81 degrees 52 minutes 13 seconds West along the north line of said East Southlake Boulevard for a distance of 35.51 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 82 degrees 11 minutes 37 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 250.12 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for the beginning of a curve to the right;

THENCE westerly continuing along the north line of said East Southlake Boulevard and along said curve to the right having a radius of 691.20 feet, a central angle of 25 degrees 01 minutes 05 seconds and a chord bearing North 85 degrees 43 minutes 08 seconds West a distance of 299.42 feet, for an arc distance of
301.81 feet to a 1/2" iron rod found for the end of said curve to the right;

THENCE North 72 degrees 45 minutes 41 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 220.54 feet to a TXDOT monument found for an angle point;

THENCE North 73 degrees 04 minutes 12 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 167.36 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner, said rod being in the east line of a tract of land conveyed to Wyndham Properties, LTD. by deed recorded in Volume 14578, Page 197, Deed Records, Tarrant County, Texas;

THENCE North 00 degrees 23 minutes 40 seconds West along the east line of said Windham tract and continuing along the east line of a tract of land conveyed to Wyndham Properties, LTD. by deed recorded in Volume 14650, Page 527, Deed Records, Tarrant County, Texas for a distance of 541.05 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner, said rod set being in the south line of a tract of land conveyed to Gateway Phase II, J.V. by deed recorded in Volume 14142, Page 229, Deed Records, Tarranty County, Texas;

THENCE South 87 degrees 27 minutes 56 seconds East along the south line of said Gateway Phase II tract for a distance of 73.94 feet to a 1/2" iron rod found for corner, said rod being the southerly common corner of said Gateway Phase II tract;

THENCE North 01 degrees 27 minutes 06 seconds West along the common line with said Gateway Phase II tract for a distance of 530.07 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for angle point, said rod being the easterly common corner between said Gateway Phase II tract and a tract of land conveyed to Wyndham Properties, LTD. by deed recorded in Volume 14632, Page 399, Deed Records, Tarrant County, Texas;

THENCE North 08 degrees 13 minutes 02 seconds West along the common line with said Wyndahm tract for a distance of 260.23 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner in the southerly line of State Highway No. 114 (a variable width right-of-way);

THENCE South 78 degrees 59 minutes 15 seconds East along the south line of said State Highway No. 114 for a distance of 15.07 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 76 degrees 59 minutes 42 seconds East continuing along the south line of said State Highway No. 114 for a distance of 248.48 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 37 degrees 15 minutes 11 seconds East continuing along the south line of said State Highway No. 114 for a distance of 103.10 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 74 degrees 46 minutes 25 seconds East continuing along the south line of said State Highway No. 114 for a distance of 182.72 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point.

THENCE South 74 degrees 17 minutes 25 seconds East continuing along the south line of said State Highway No. 114 for a distance of 257.66 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 71 degrees 26 minutes 21 seconds East continuing along the south line of said State Highway No. 114 for a distance of 215.50 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner;

THENCE South 12 degrees 55 minutes 27 seconds West continuing along the south line of said State Highway No. 114 for a distance of 11.75 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner;

THENCE South 68 degrees 28 minutes 18 seconds East continuing along the south line of said State Highway No. 114 for a distance of 155.91 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner;

THENCE North 13 degrees 43 minutes 40 seconds East continuing along the south line of said State Highway No. 114 for a distance of 18.54 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner;

THENCE South 66 degrees 52 minutes 40 seconds East continuing along the south line of said State Highway No. 114 for a distance of 143.19 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 62 degrees 14 minutes 46 seconds East continuing along the south line of said State Highway No. 114 for a distance of 221.23 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 46 degrees 03 minutes 38 seconds East continuing along the south line of said State Highway No. 114 for a distance of 112.64 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 27 degrees 03 minutes 58 seconds East continuing along the south line of said State Highway No. 114 for a distance of 100.29 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner, said rod being in the northwesterly line of Lot 5, Block 1, of said Gateway Plaza Addition and at the northeasterly corner of said Lot 3;

THENCE South 60 degrees 17 minutes 52 seconds West along the common line between said Lots 3 and 5 for a distance of 74.07 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner, said rod being the common corner between said Lots 3 and 5;

THENCE South 16 degrees 57 minutes 31 seconds East along the common line between said Lots 3 and 5 a distance of 211.86 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the common corner between said Lots 3 and 5;

THENCE South 59 degrees 27 minutes 51 seconds East continuing along the common line between said Lots. 3 and 5 a distance of 20.86 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the most southerly common corner between said Lots 3 and 5, said rod being in the north line of said Gateway Drive;

THENCE South 78 degrees 09 minutes 15 seconds West along the northerly line of said Gateway Drive a distance of 428.51 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the beginning of a curve to the left;

THENCE in a westerly, southwesterly and southerly direction along the northerly, northwesterly and westerly line of said Gateway Drive and along said curve to the left whose chord bears South

33 degrees 38 minutes 10 seconds West a distance of 399.65 feet and having a radius of 285.00 feet, a central angle of 89 degrees 02 minutes 10 seconds and an arc length of 442.88 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the end of said curve to the left;

THENCE South 10 degrees 52 minutes 55 seconds East along the westerly line of said Gateway Drive a distance of 4.32 feet to the PLACE OF BEGINNING and containing 1,505,419 square feet, or 34.5597 acres of land, more or less.

TRACT B:

Being a tract or parcel of land in the Thomas Easter Survey, Abstract No.. 474, situated in the City of Southlake, Tarrant County, Texas, and being all of Lots 1, 2, & 3, Block 2 of Gateway Plaza Addition, an addition to the City of Southlake as recorded in Cabinet A, Slide 5365-5366, Map Records, Tarrant County, Texas and being more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the intersection of the north line of East Southlake Boulevard (formerly Grapevine-Keller Road a variable width R.O.W.) with the west line of Norcross Road (a 60' right-of-way) as dedicated by the plat of Oak Knolls Lakeview Addition as recorded in Volume 388-W, Page 51, Plat Records, Tarrant County, Texas, said monument also being the southeast corner of said Lot 3;

THENCE North 87 degrees 26 minutes 13 seconds West along the north line of said East Southlake Boulevard for a distance of 27.92 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 84 degrees 00 minutes 58 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 213.04 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for an angle point;

THENCE South 64 degrees 35 minutes 05 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 203.05 feet to a 1/2" iron rod with plastic cap stamped RLG set for an angle point

THENCE South 74 degrees 28 minutes 38 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 221.40 feet to a chiseled "X" set for an angle point;

THENCE South 74 degrees 49 minutes 46 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 192.65 feet to chiseled "X" set for an angle point;

THENCE South 81 degrees 52 minutes 13 seconds West continuing along the north line of said East Southlake Boulevard for a distance of 147.88 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the intersection of the northerly line of said East Southlake Boulevard and the easterly line of Gateway Drive (a 70 foot wide right-of-way);

THENCE North 10 degrees 52 minutes 55 seconds West along the easterly line of said Gateway Drive a distance of 51.68 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the beginning of a curve to the right;

THENCE in a northerly, northeasterly and easterly direction along the easterly, southeasterly and southerly line of said Gateway Drive and along said curve to the right whose chord bears North 33 degrees 38 minutes 10 seconds East a distance of 301.49 feet and having a radius of 215.00 feet, a central angle of 89 degrees 02 minutes 10 seconds and an arc length of 334.10 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the end of said curve to the right;

THENCE North 78 degrees 09 minutes 15 seconds East continuing along the southerly line of said Gateway Drive a distance of 547.06 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the beginning of a curve to the left;

THENCE in an easterly and northeasterly direction continuing along the southerly and southeasterly line of said Gateway Drive and along said curve to the left whose chord bears North 61 degrees 07 minutes 58 seconds East a distance of
166.85 feet and having a radius of 285.00 feet, a central angle of 34 degrees 02 minutes 33 seconds and an arc length of 169.33 feet to a 1/2" iron with yellow plastic cap stamped RLG set for corner at the end of said curve to the left;

THENCE North 44 degrees 06 minutes 42 seconds East continuing along the southeasterly line of said Gateway Drive a distance of 30.02 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at intersection of the southeasterly line of said Gateway Drive and the cut-off line between the southeasterly line of said State Highway 114 (variable width R.O.W.) and the westerly line of said Norcross Drive;

THENCE North 89 degrees 05 minutes 36 seconds East along said cut-off line a distance of 28.29 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for corner at the intersection of said cut-off line with the westerly line of said State Highway 114;

THENCE South 45 degrees 55 minutes 29 seconds East along the south line of said State Highway No. 114 for a distance of 38.04 feet to a 1/2" iron rod with yellow plastic cap stamped RLG set for the intersection of the south line of said State Highway No. 114 with the west line of said Norcross Road, said rod being the beginning of a non-tangent curve to the right;

THENCE southerly along the west line of said Norcross Road and along said curve to the right having a radius of 986.12 feet, a central angle of 14 degrees 58 minutes 54 seconds and a chord bearing South 12 degrees 00 minutes 57 seconds East a distance of 257.11 feet, for an arc distance of 257.85 feet to the POINT OF BEGINNING and containing 239,759 square feet or 5.5041 acres, more or less.